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                                                                    Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER



         AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of July 20, 1999, among Lamar Advertising Company, a Delaware corporation (the "Company"), Lamar New Holding Co., a Delaware corporation ("New Holding Co.") and a direct, wholly-owned subsidiary of the Company, and Lamar Holdings Merge Co., a Delaware corporation ("Mergeco") and a direct, wholly-owned subsidiary of New Holding Co.

                                    RECITALS

         WHEREAS, as of the close of business on July 16, 1999, the authorized capital stock of the Company consisted of (i)125,000,000 shares of Class A common stock, par value $0.001 per share ("Company Class A Common Stock"), of which 43,563,874 shares were issued and outstanding, 4,000,000 shares were reserved for issuance under the Company's 1996 Equity Incentive Plan and no shares were held in treasury, (ii) 37,500,000 shares of Class B common stock, par value $0.001 per share ("Company Class B Common Stock"), of which 17,699,997 shares were issued and outstanding, (iii) 10,000 shares of Class A preferred stock, par value $638 per share ("Company Class A Preferred Stock"), of which none are outstanding, and (iv) 1,000,000 shares of Preferred Stock, par value $0.001 per share, of which 5,719.49 shares have been designated Series AA Preferred Stock, ("Company Series AA Preferred Stock"), all of which were issued and outstanding.

         WHEREAS, as of the date hereof, the authorized capital stock of New Holding Co. consists of (i) 125,000,000 shares of Class A common stock, par value $0.001 per share ("New Holding Co. Class A Common Stock"), of which 1,000 shares are issued and outstanding and no shares are held in treasury, (ii) 37,500,000 shares of Class B common stock, par value $0.001 per share, ("New Holding Co. Class B Common Stock"), of which none are outstanding, (iii) 10,000 shares of Class A preferred stock, ("New Holding Co. Class A Preferred Stock"), of which none are outstanding, and (iv) 1,000,000 shares of Preferred Stock, par value $0.001 per share, of which 5,720 shares have been designated Series AA Preferred Stock, ("New Holding Co. Series AA Preferred Stock"), none of which are outstanding.

         WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the New Holding Co. Class A Common Stock, New Holding Co. Class B Common Stock and New Holding Co. Series AA Preferred Stock are the same as those of the Company Class A Common Stock, Company Class B Common Stock and Company Series AA Preferred Stock, respectively.

         WHEREAS, the Certificate of Incorporation and the By-laws of New Holding Co. immediately after the Effective Time (as hereinafter defined) will contain provisions identical to the Amended and Restated Certificate of Incorporation, as amended, and By-laws of the Company immediately before the Effective Time (other than with respect to matters excepted by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

         WHEREAS, the directors of the Company immediately prior to the Merger (as hereinafter defined) will be the directors of New Holding Co. as of the Effective Time.


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         WHEREAS, New Holding Co. and Mergeco are newly formed corporations organized for the purpose of participating in the transactions herein contemplated, and Mergeco will not conduct any business activities or other operations of any kind, other than the issuance of its stock to New Holdings Co., prior to the Effective Time.

         WHEREAS, the Company desires to create a new holding company structure by merging Mergeco with and into the Company with the Company being the surviving corporation, and converting, in accordance with the terms of this Agreement, (i) each outstanding share of Company Class A Common Stock into one share of New Holding Co. Class A Common Stock, (ii) each outstanding share of Company Class B Common Stock into one share of New Holding Co. Class B Common Stock, and (iii) each outstanding share of Company Series AA Preferred Stock into one share of New Holding Co. Series AA Preferred Stock.

         WHEREAS, the Boards of Directors of New Holding Co., Mergeco and the Company have approved this Agreement and the merger of Mergeco with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the "Merger").

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, New Holding Co. and Mergeco hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

         1.1 The Merger. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Agreement, Mergeco shall, at the Effective Time, be merged with and into the Company, the separate corporate existence of Mergeco shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

         1.2 Effective Time. The Merger shall become effective from and after 4:00 p.m. on July 20, 1999 (such time being referred to herein as the "Effective Time").

         1.3 Amended and Restated Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, however, that, from and after the Effective Time:

            (a) Article FIRST thereof shall be amended so as to read in its entirety as follows:

         "The name of the Corporation is Lamar Media Corp."

            (b) Article FOURTH thereof shall be amended so as to read in its entirety as follows:


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         "FOURTH: The total number of shares of all classes of stock which the
         Corporation shall have authority to issue is three thousand (3,000) shares and shall consist of three thousand (3,000) shares of Common Stock, par value $.01 per share."

            (c) A new Article TENTH shall be added thereto which shall be and read in its entirety as follows:

         "Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this certificate of incorporation the approval of the stockholders of the Corporation shall, by virtue of this reference to
         Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Lamar Advertising Company, a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware and/or the certificate of incorporation of this Corporation."

         1.4 By-laws. From and after the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

         1.5 Directors. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the By-laws of the Surviving Corporation or as otherwise provided by law.

         1.6 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the By-laws of the Surviving Corporation or as otherwise provided by law.

         1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Mergeco or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Mergeco and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Mergeco and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


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         1.8 Conversion of Securities. At the Effective Time, by virtue of the
Merger and without any action on the part of New Holding Co., Mergeco, the Company or the holder of any of the following securities:

            (a) Each issued and outstanding share of New Holding Co. Class A Common Stock owned of record by the Company immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor and shall cease to exist and no Company Class A Common Stock or other consideration shall be delivered in exchange for any such New Holding Co. Class A Common Stock.

            (b) Each share or fraction of a share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one, or an equal fraction of one, duly issued, fully paid and non-assessable share of New Holding Co. Class A Common Stock.

            (c) Each share or fraction of a share of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one, or an equal fraction of one, duly issued, fully paid and non-assessable share of New Holding Co. Class B Common Stock.

            (d) Each share or fraction of a share of Company Series AA Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one or an equal fraction of one, duly issued, fully paid and non-assessable share of New Holding Co. Series AA Preferred Stock.

            (e) Each share of common stock, par value $0.01 per share, of Mergeco issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (f) From and after the Effective Time, holders of certificates formerly evidencing Company Class A Common Stock, Company Class B Common Stock and Company Series AA Preferred Stock shall cease to have any rights as stockholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.9 herein.

         1.9 No Surrender of Certificates; Stock Transfer Books. At the Effective Time, the designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, of the capital stock of New Holding Co., will, in each case, be identical with those of the Company immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Company Class A Common Stock, Company Class B Common Stock and Company Series AA Preferred Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of New Holding Co. Class A Common Stock, New Holding Co. Class B Common Stock or New Holding Co. Series AA Preferred Stock, respectively.


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         1.10 Certificate of Incorporation of New Holding Co. The Company
hereby consents to the use of the name "Lamar Advertising Company" by New Holding Co. from and after the Effective Time. New Holding Co. shall, at the Effective Time or immediately thereafter, file an Amendment to the Certificate of Incorporation (the "Amendment") with the Secretary of State of the State of Delaware changing the corporate name of New Holding Co. to "Lamar Advertising Company," which Amendment was approved by the Company as the sole stockholder of New Holding Co. prior to the Effective Time.

         Tax-Free Reorganization. The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue
Code of 1986, as amended (the "Code"). The parties hereto hereby adopt this Agreement as a plan of reorganization within the meaning of Treas. Reg. sections 1.368-2 (g) and 1.368-3.

                                   ARTICLE 2

               ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

         2.1 Assumption of Plan. New Holding Co. and the Company hereby agree that they will, at the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which New Holding Co. will, from and after the Effective Time, assume and agree to perform all obligations of the Company pursuant to the Company's 1996 Equity Incentive Plan (the "Plan"). The assumption by New Holding Co. of the obligations of the Company with respect to options issued under the Plan which are "incentive stock options" as defined in
Section 422 of the Code shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

         2.2 Reservation of Shares. On or prior to the Effective Time, New Holding Co. will reserve sufficient shares of New Holding Co. Class A Common Stock to provide for the issuance of New Holding Co. Class A Common Stock upon exercise of options outstanding under the Plan.

                                   ARTICLE 3

                              CONDITIONS OF MERGER

         3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto at or prior to the Effective Time of the following condition:

            (a) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.


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                                   ARTICLE 4

                                   COVENANTS

         4.1 Election of Directors. Prior to the Effective Time, the Company, in its capacity as the sole stockholder of New Holding Co., will, if necessary to comply with Section 251(g) of the DGCL, remove each of the then directors of New Holding Co., cause the board of directors of New Holding Co. to effect such amendments to the bylaws of New Holding Co. as are necessary to increase the number of directors of New Holding Co. to equal the number of directors of the Company immediately prior to the Effective Time, and elect each person who is then a member of the board of directors of the Company as a director of New Holding Co., each of whom shall serve until the next annual meeting of stockholders of New Holding Co. and until his successor shall have been elected and qualified.

         4.2 The Plan. The Company and New Holding Co. will take or cause to be taken all actions necessary or desirable in order for New Holding Co. to assume the Plan and to assume (or become a participating employer in) each other existing employee benefit plan and agreement of the Company, with or without amendments, or to adopt comparable plans, all to the extent deemed appropriate by the Company and New Holding Co. and permitted under applicable law.

                                   ARTICLE 5

                           TERMINATION AND AMENDMENT

         5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, the Board of Directors of New Holding Co. or the Board of Directors of Mergeco if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, New Holding Co. or Mergeco nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

         5.2 Amendment. This Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement to the fullest extent permitted by law.

                                   ARTICLE 6

                            MISCELLANEOUS PROVISIONS

         6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.


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         6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         6.3 Entire Agreement. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, New Holding Co., Mergeco and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               LAMAR ADVERTISING COMPANY



                               By: /s/ Kevin P. Reilly, Jr.
                                   ---------------------------------------------
                                    Name: Kevin P. Reilly, Jr.
                                    Title: President and Chief Executive Officer



                               LAMAR NEW HOLDING CO.



                               By: /s/ Kevin P. Reilly, Jr.
                                   ---------------------------------------------
                                    Name: Kevin P. Reilly, Jr.
                                    Title: President and Chief Executive Officer



                               LAMAR HOLDINGS MERGE CO.



                               By: /s/ Kevin P. Reilly, Jr.
                                   ---------------------------------------------
                                    Name: Kevin P. Reilly, Jr.
                                    Title: President and Chief Executive Officer